UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2003

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, Texas 76092
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.
(Former name or former address, if changed since last report.)

Item 9.            Regulation FD Disclosure.

On June 9, 2003, Sabre Holdings Corporation (the “Company”) will conduct its 2003 Financial Analyst Conference (the “Conference”) beginning at 12:30 p.m. Eastern Time.  The Company’s Chairman, Chief Executive Officer and President William J. Hannigan, Executive Vice President and Chief Financial Officer Jeffery Jackson, Executive Vice President and Chief Marketing Officer Eric Speck, Senior Vice President and Chief Technology Officer Craig Murphy and executives from the Company’s four business units are scheduled to speak at the Conference on topics such as the Company’s leadership in travel commerce and technology and strategic initiatives for its businesses.

Some of the presentations during the Conference will contain financial measures and financial terms not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States.  Those measures will be presented to provide investors and analysts with an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of the Company’s ongoing operations.

As previously announced by the Company in a news release distributed on June 2, 2003, the Conference will be webcast live over the Internet.  An archive recording of the webcast and an archive copy of the presentation slides used during the Conference presentation will be available on the Company’s website shortly after the webcast concludes. The Company will also provide on its website definitions and reconciliations of the non-GAAP financial measures utilized in the presentations.  These materials can be accessed at www.sabre-holdings.com/investor/highlights/index.html.

All of the information furnished in Item 9 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

	By:	/s/ James F. Brashear
	Name:	James F. Brashear
	Title:	Corporate Secretary
Date: June 9, 2003